Exhibit 99.1
Verisk Analytics, Inc., Reports Third-Quarter 2014 Financial Results
JERSEY CITY, N.J., October 28, 2014 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading source of data and analytics about risk, today announced results for the fiscal quarter ended September 30, 2014.
Scott Stephenson, president and chief executive officer, said, "Our third-quarter revenue growth was good, driven by very strong performance in our healthcare and financial services businesses. Our healthcare team continued to execute and as a result we remain comfortable with our expectation for mid-teens growth at Verisk Health for the full-year 2014. Our insurance solutions remain well positioned in the market and are valued by our customers.
We have recently completed our annual strategic reviews with all of our business units, and I am very pleased with the opportunities we see over the next five years to innovate and drive profitable growth. While we continue to be disciplined in our use of shareholder capital, our interest in acquisitions with a strategic fit remains strong."
Financial Highlights

•
Total revenue from continuing operations increased 8.9% in third-quarter 2014 compared with third-quarter 2013. Decision Analytics revenue from continuing operations increased 11.8% in the quarter, while Risk Assessment revenue increased 4.1%.

•	EBITDA from continuing operations increased 6.2% to $211.3 million for third-quarter 2014, with an EBITDA margin from continuing operations of 47.1%.

•
Diluted GAAP earnings per share (diluted GAAP EPS) were $0.58 for third-quarter 2014. Diluted adjusted earnings per share from continuing operations (diluted adjusted EPS from continuing operations) were $0.64 for third-quarter 2014, an increase of 4.9% compared with the same period in 2013.

•	Free cash flow year to date, normalized for the items discussed below, decreased 6.0% to $262.5 million.

Table 1: Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Revenues from continuing operations	$448,665	$411,927	8.9%	$1,281,862	$1,178,980	8.7%
EBITDA from continuing operations	$211,343	$199,063	6.2%	$588,398	$555,513	5.9%
Net income	$99,015	$96,441	2.7%	$302,672	$261,157	15.9%
Adjusted net income from continuing operations	$107,811	$104,354	3.3%	$297,979	$286,549	4.0%
Diluted GAAP EPS	$0.58	$0.56	3.6%	$1.78	$1.51	17.9%
Diluted adjusted EPS from continuing operations	$0.64	$0.61	4.9%	$1.75	$1.66	5.4%

Revenue

Table 2: Decision Analytics Revenues by Category
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Insurance	$149,496	$140,771	6.2%	$443,757	$401,105	10.6%
Financial services	25,258	21,379	18.1%	68,111	58,226	17.0%
Healthcare	91,900	73,612	24.8%	220,888	193,748	14.0%
Specialized markets	20,557	21,110	(2.6)%	63,387	63,974	(0.9)%
Total Decision Analytics	$287,211	$256,872	11.8%	$796,143	$717,053	11.0%
Within the Decision Analytics segment, revenue from continuing operations grew 11.8% in third-quarter 2014. In the quarter, Decision Analytics revenue from continuing operations represented approximately 64% of total revenue from continuing operations.
Within the insurance category, revenue growth was 6.2% for the third quarter of 2014. The increase was driven by strong growth in loss quantification solutions. Claims, catastrophe modeling, and underwriting also contributed to growth in the quarter.
In the financial services category, revenue from continuing operations increased 18.1% in third-quarter 2014 based on continued strong demand for our solutions.
In the healthcare category, revenue in the third quarter grew 24.8%, driven by strong growth in revenue and quality intelligence and payment accuracy solutions. Enterprise analytics solutions also contributed to growth in the quarter. Revenue growth reflected higher volumes and continued expansion of solutions sold to existing customers.
In the specialized markets category, revenue decreased 2.6% in third-quarter 2014. Growth in environmental health and safety solutions and commercial climate solutions was more than offset by the continued cycling of a large government contract discussed in previous quarters.

Table 3: Risk Assessment Revenues by Category
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Industry-standard insurance programs	$122,830	$118,234	3.9%	$369,841	$351,973	5.1%
Property-specific rating and underwriting information	38,624	36,821	4.9%	115,878	109,954	5.4%
Total Risk Assessment	$161,454	$155,055	4.1%	$485,719	$461,927	5.2%
Within the Risk Assessment segment, revenue grew 4.1% in the quarter.
Revenue growth in industry-standard insurance programs was 3.9%, resulting primarily from the annual effect of growth in 2014 invoices effective from January 1 as well as growth from new solutions. This growth was partially offset by lower revenue from reinsurance projects.
Property-specific rating and underwriting information revenue grew 4.9% in the third quarter. Growth was due to new sales resulting in higher committed volumes.
Cost of Revenue
Cost of revenue from continuing operations increased 15.7% in third-quarter 2014 compared with third-quarter 2013. The year-over-year increase relates to meeting customer demand in our healthcare business. Investments in people, data, and technology, in support of the growth of our businesses, also contributed to the increase. For third-quarter 2014, cost of revenue from continuing operations increased 22.6% for Decision Analytics and 1.2% for Risk Assessment.
Selling, General, and Administrative

Selling, general, and administrative expense, or SG&A, from continuing operations decreased 1.1% in third-quarter 2014. The decrease was due to good expense management and lower pension costs. SG&A declined in the quarter despite $2.8 million in professional services fees related to the announced EagleView Technology Corporation acquisition. In the quarter, SG&A from continuing operations increased 3.9% for Decision Analytics and decreased 10.6% for Risk Assessment.
EBITDA

Table 4: Segment EBITDA
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Decision Analytics	$118,547	$113,646	4.3%	$311,021	$297,688	4.5%
EBITDA margin from continuing operations	41.3%	44.2%		39.1%	41.5%
Risk Assessment	$92,796	$85,417	8.6%	$277,377	$257,825	7.6%
EBITDA margin from continuing operations	57.5%	55.1%		57.1%	55.8%
Total EBITDA from continuing operations	$211,343	$199,063	6.2%	$588,398	$555,513	5.9%
EBITDA margin from continuing operations	47.1%	48.3%		45.9%	47.1%

Decision Analytics EBITDA from continuing operations increased 4.3% in third-quarter 2014, and Risk Assessment EBITDA grew 8.6% compared with the same period in the previous year.
The third-quarter 2014 EBITDA margin from continuing operations for Decision Analytics decreased to 41.3% from 44.2% in third-quarter 2013. The decrease was primarily the result of increased costs in our healthcare business and higher professional services fees related to our announced acquisition of EagleView Technology Corporation.
The third-quarter 2014 EBITDA margin in Risk Assessment increased to 57.5% from 55.1% in third-quarter 2013 as a result of the previously discussed revenue growth, good expense management, and lower pension costs.
Net Income and Adjusted Net Income
Net income increased 2.7% in third-quarter 2014. Adjusted net income from continuing operations grew 3.3% for third-quarter 2014.
Cash Flow
For the nine-month period ended September 30, 2014, free cash flow, defined as cash provided by operating activities less capital expenditures, adjusted for the sale of our mortgage services business and the timing of excess tax benefits from exercised stock options in first-quarter 2013, declined 6.0% compared with the prior-year period to $262.5 million and represented 45% of EBITDA from continuing operations in the first nine months of 2014, as lower operating cash flow was partially offset by lower capital expenditures.
For the nine-month period ended September 30, 2014, net cash provided by operating activities was $378.6 million, a decrease of $7.8 million , or 2.0%, compared with the same period in 2013. Cash provided by operations as reported was affected by the sale of our mortgage services business and the timing of excess tax benefits from exercised stock options in first-quarter 2013. Adjusted for those items, the decline year to date was 5.1%.
Capital expenditures were $103.0 million in the nine months ended September 30, 2014, a decrease of $4.9 million over the same period in 2013. Capital expenditures were 8.0% of revenue for the nine months ended September 30, 2014.

Share Repurchases
The company continued to balance internal investment and acquisition initiatives with share repurchases. In third-quarter 2014, the company repurchased shares for a total cost of $65.9 million at an average price of $62.75. At September 30, 2014, the company had $280.3 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, October 29, 2014, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID # 19212245.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading provider of information about risk to professionals in insurance, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Contact:
Investor Relations
Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Business Analytics
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group
(for Verisk Analytics)
202-600-4546
rtauberman@mww.com

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA, EBITDA margin, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

Table 5: EBITDA Reconciliation
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Net income	$99,015	$96,441	2.7%	$302,672	$261,157	15.9%
Depreciation and amortization of fixed and intangible assets	36,138	32,003	12.9%	105,075	96,090	9.4%
Interest expense	17,498	18,692	(6.4)%	52,396	58,486	(10.4)%
Provision for income taxes	58,692	53,474	9.8%	159,372	144,998	9.9%
less: Discontinued operations, net of tax	—	(1,547)	(100.0)%	(31,117)	(5,218)	496.3%
EBITDA from continuing operations	$211,343	$199,063	6.2%	$588,398	$555,513	5.9%
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets. In previous periods, this measure also excluded investment income and realized gain on securities, net.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA does not reflect changes in, or cash requirement for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.

Table 6: Net Income and Adjusted Net Income from Continuing Operations
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	Change	2014	2013	Change
Net income	$99,015	$96,441	2.7%	$302,672	$261,157	15.9%
plus: Amortization of intangible assets	14,187	15,258		42,620	49,371
less: Income tax effect on amortization of intangible assets	(5,391)	(5,798)		(16,196)	(18,761)
less: Discontinued operations, net of tax	—	(1,547)		(31,117)	(5,218)
Adjusted net income from continuing operations	$107,811	$104,354	3.3%	$297,979	$286,549	4.0%

Basic adjusted EPS from continuing operations	$0.65	$0.62	4.8%	$1.79	$1.70	5.3%
Diluted adjusted EPS from continuing operations	$0.64	$0.61	4.9%	$1.75	$1.66	5.4%

Weighted average shares outstanding (in millions)
Basic	166.2	168.0		166.5	168.1
Diluted	169.5	172.2		169.8	172.5
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2014 (Unaudited) and December 31, 2013

	2014	2013
	(unaudited)
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$432,490	$165,801
Available-for-sale securities	3,730	3,911
Accounts receivable, net of allowance for doubtful accounts of $7,287 and $4,415, respectively	188,711	158,547
Prepaid expenses	31,150	25,657
Deferred income taxes, net	5,076	5,077
Income taxes receivable	30,112	67,346
Other current assets	14,383	34,681
Current assets held-for-sale	—	13,825
Total current assets	705,652	474,845
Noncurrent assets:
Fixed assets, net	281,347	233,373
Intangible assets, net	406,560	447,618
Goodwill	1,184,374	1,181,681
Pension assets	72,512	60,955
Other assets	27,255	20,034
Noncurrent assets held-for-sale	—	85,945
Total assets	$2,677,700	$2,504,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$164,288	$188,264
Short-term debt and current portion of long-term debt	140,455	4,448
Pension and postretirement benefits, current	2,437	2,437
Fees received in advance	254,160	226,581
Current liabilities held-for-sale	—	9,449
Total current liabilities	561,340	431,179
Noncurrent liabilities:
Long-term debt	1,136,205	1,271,439
Pension benefits	12,401	13,007
Postretirement benefits	3,611	2,061
Deferred income taxes, net	194,871	198,604
Other liabilities	43,288	36,043
Noncurrent liabilities held-for-sale	—	4,529
Total liabilities	1,951,716	1,956,862
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 165,562,900 and 167,457,927 outstanding, respectively	137	137
Unearned KSOP contributions	(197)	(306)
Additional paid-in capital	1,256,541	1,202,106
Treasury stock, at cost, 378,440,138 and 376,545,111 shares, respectively	(2,044,415)	(1,864,967)
Retained earnings	1,556,779	1,254,107
Accumulated other comprehensive losses	(42,861)	(43,488)
Total stockholders’ equity	725,984	547,589
Total liabilities and stockholders’ equity	$2,677,700	$2,504,451

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Nine Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except for share and per share data)
Revenues	$448,665	$411,927	$1,281,862	$1,178,980
Expenses:
Cost of revenues (exclusive of items shown separately below)	180,873	156,306	523,016	452,367
Selling, general and administrative	56,164	56,783	170,372	171,303
Depreciation and amortization of fixed assets	21,951	16,745	62,455	46,719
Amortization of intangible assets	14,187	15,258	42,620	49,371
Total expenses	273,175	245,092	798,463	719,760
Operating income	175,490	166,835	483,399	459,220
Other income (expense):
Investment income and others	(285)	225	(76)	203
Interest expense	(17,498)	(18,692)	(52,396)	(58,486)
Total other expense, net	(17,783)	(18,467)	(52,472)	(58,283)
Income before income taxes	157,707	148,368	430,927	400,937
Provision for income taxes	(58,692)	(53,474)	(159,372)	(144,998)
Income from continuing operations	99,015	94,894	271,555	255,939
Income from discontinued operations, net of tax of $0 and $1,211, and $23,365 and $4,088, for the three and nine months ended, September 30, 2014 and September 30, 2013, respectively	—	1,547	31,117	5,218
Net income	$99,015	$96,441	$302,672	$261,157
Basic net income per share:
Income from continuing operations	$0.60	$0.56	$1.63	$1.52
Income from discontinued operations	—	0.01	0.19	0.03
Basic net income per share	$0.60	$0.57	$1.82	$1.55
Diluted net income per share:
Income from continuing operations	$0.58	$0.55	$1.60	$1.48
Income from discontinued operations	—	0.01	0.18	0.03
Diluted net income per share	$0.58	$0.56	$1.78	$1.51
Weighted average shares outstanding:
Basic	166,187,540	168,044,100	166,504,384	168,089,919
Diluted	169,522,448	172,154,553	169,815,867	172,460,960

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Nine Months Ended September 30, 2014 and 2013

	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$302,672	$261,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	63,450	49,729
Amortization of intangible assets	42,731	49,796
Amortization of debt issuance costs and original issue discount	1,989	2,048
Allowance for doubtful accounts	953	1,188
KSOP compensation expense	11,613	11,174
Stock based compensation	16,323	16,745
Gain on sale of discontinued operations	(65,410)	—
Realized (gain) loss on available-for-sale securities, net	(122)	99
Deferred income taxes	(3,348)	5,888
Loss on disposal of fixed assets	510	476
Excess tax benefits from exercised stock options and restricted stock awards	(16,665)	(81,689)
Other operating activities, net	—	448
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(23,530)	9,475
Prepaid expenses and other assets	(12,102)	(4,727)
Income taxes	45,369	48,554
Accounts payable and accrued liabilities	(2,164)	12,267
Fees received in advance	26,651	43,372
Pension and postretirement benefits	(9,763)	(6,532)
Other liabilities	(522)	(33,016)
Net cash provided by operating activities	378,635	386,452
Cash flows from investing activities:
Acquisitions	(4,001)	(983)
Purchase of non-controlling interest in non-public companies	(5,000)	—
Proceeds from sale of discontinued operations	151,170	—
Proceeds from release of acquisition related escrows	—	280
Purchases of fixed assets	(102,992)	(107,915)
Purchases of available-for-sale securities	(83)	(5,003)
Proceeds from sales and maturities of available-for-sale securities	381	5,825
Other investing activities, net	—	439
Net cash provided by (used in) investing activities	39,475	(107,357)
Cash flows from financing activities:
Repayment of current portion of long-term debt	—	(145,000)
Repayment of short-term debt, net	—	(10,000)
Repurchases of Class A common stock	(183,093)	(160,970)
Excess tax benefits from exercised stock options and restricted stock awards	16,665	81,689
Proceeds from stock options exercised	20,855	51,326
Net share settlement of restricted stock awards	(1,613)	—
Other financing activities, net	(4,448)	(5,350)
Net cash used in financing activities	(151,634)	(188,305)
Effect of exchange rate changes	213	(406)
Increase in cash and cash equivalents	266,689	90,384
Cash and cash equivalents, beginning of period	165,801	89,819
Cash and cash equivalents, end of period	$432,490	$180,203
Supplemental disclosures:
Taxes paid	$140,462	$102,203
Interest paid	$50,567	$58,018
Noncash investing and financing activities:
Repurchases of Class A common stock included in accounts payable and accrued liabilities	$4,878	$2,622
Deferred tax liability established on date of acquisition	$—	$(1,187)
Tenant improvement included in other liabilities	$8,856	$—
Capital lease obligations	$4,682	$9,014
Capital expenditures included in accounts payable and accrued liabilities	$1,662	$2,890